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                                                                   EXHIBIT 10.24


                    FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT to an Employment Agreement by and between BRUNO'S, INC., an Alabama corporation (the "Company"), and [NAME] ("Executive") dated [DATE], ("Employment Agreement"), made and effective this 31st day of January 1998, by and between the Company and Executive.

         1. Section 2 of the Employment Agreement is amended to read as follows:

                           2. Term of Employment. Executive's term of employment
                  under this Agreement (the "Term") commenced on [DATE] and, subject to the terms hereof, shall continue until the termination of Executive's employment pursuant to this Agreement (the "Termination Date"); provided, however, that any termination of employment by Executive (other than for death or Permanent Disability) may only be made upon 60 days prior written notice to the Company, and any termination of employment by the Company (other than for Cause (as defined in Section 6.1(c), death or Permanent Disability) may only be made upon 60 days prior written notice to the Executive.

         2. Subsections (a) and (b) of Section 6.1 of the Employment Agreement are amended to read as follows:

                           6.1. Termination Not for Cause or for Good Reason.
                  (a) Except as provided in Section 6.2 hereof, if Executive's employment is terminated (i) by the Company other than for Cause (as defined in this Section 6.1) or (ii) by Executive for Good Reason (as defined in this Section 6.1), Executive shall receive a severance payment equal to twelve month's Base Salary plus Target Bonus under the Company's Corporate Management Incentive Plan, as in effect immediately prior to the event giving rise to such termination, payable in accordance with the ordinary payroll practices of the Company, but no less frequently than semi-monthly following such termination of employment. In addition, the Company shall pay to Executive any earned but unpaid bonus of Executive with respect to the


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                  year preceding his or her termination, and the Company shall provide continued coverage on the same basis as in effect from time to time for senior executives generally for twelve months under any employee medical and life insurance plans which the Company makes available to its senior executives. Any period of continued coverage under the Company's medical plans shall not be credited against any required period of coverage for purposes of Part 6, Subtitle B, Title I of the Employment Retirement Income Security Act of 1974, as amended.

                           (b) For purposes of this Agreement, "Good Reason"
                  shall mean any of the following (without Executive's express prior written consent):

                                    (i)   Any material breach by the Company of
                           any provision of this Agreement, including a demotion by the Company in Executive's position or the assignment to Executive of duties or responsibilities which are materially inconsistent with the duties or responsibilities contemplated by Section 1 of this Agreement (except, in either case, in connection with the termination of Executive's employment for Cause, as a result of Permanent Disability, as a result of Executive's death or by Executive other than for Good Reason);

                                    (ii)  A reduction by the Company in
                           Executive's Base Salary or Bonus opportunity under the Company's Corporate Management Incentive Plan, other than a reduction which is part of a general cost reduction program affecting all senior executives of the Company and which does not exceed ten percent (10%) of the Executive's Base Salary in the aggregate;

                                    (iii) A reduction by the Company in the
                           employee benefits in which the Executive participates other than changes to such employee benefits which are applicable to all senior executives


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                           generally; or

                                    (iv) A change in the Executive's principal
                           work location to a location other than the Birmingham, Alabama area.

         3. Section 6.2 of the Employment Agreement is amended so that "prior to the Termination Date," as it appears in the first sentence thereof is stricken.



                                    BRUNO'S, INC.



                                    By
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                                       James A. Demme
                                       Chief Executive Officer



                                    EXECUTIVE

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